Exhibit 10.4

AMENDMENT NO. 2 AND REAFFIRMATION AGREEMENT

AMENDMENT NO. 2 AND REAFFIRMATION AGREEMENT (this “Amendment”) dated as of June 28, 2006 to CREDIT AGREEMENT (the “Credit Agreement”) dated as of November 9, 2005, among MARVEL ENTERTAINMENT, INC., a Delaware corporation, and HSBC BANK USA, NATIONAL ASSOCIATION, as Lender. All capitalized terms used but not defined herein shall have the same meanings herein as in the Credit Agreement. The parties hereto hereby agree as follows:

ARTICLE I:  AMENDMENTS

Section 1.1. Defined Terms. Section 1.1 is hereby amended such that the definition set forth below which is also set forth in the Credit Agreement is hereby amended and restated in its entirety as set forth below.

“Final Maturity Date ” means (a) March 31, 2008 or (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement, whether by acceleration or otherwise.

Section 1.2. Prepayment. Section 2.5(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i)            Prepayment. The Borrower shall have the right to prepay the Loans at any time in whole or from time to time in part. In the event of the consummation of any sale, conveyance, transfer or other disposition of the intellectual property of the Borrower (or its subsidiaries) in a single transaction or a series of related transactions (an “IP Sale”) for an aggregate amount in excess of $5,000,000, the Commitment shall be reduced by an amount equal to 100% of the net cash proceeds of such IP Sale. As used herein, “net cash proceeds” shall means proceeds of an IP Sale net of reasonable cash costs of such IP Sale and taxes paid and payable on and as a result thereof. For the avoidance of doubt, a license by Borrower of its intellectual property shall not be deemed to be an IP Sale.

Section 1.3. Commitment Reduction. Section 2.5(a)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii)          Mandatory Commitment Reduction. The Commitment shall automatically and permanently be reduced by (i) an amount equal to $25,000,000 on September 30, 2006 and (ii) by an amount equal to $25,000,000 on March 31, 2007.

Section 1.4. Reporting Requirements. Section 5.1 of the Credit Agreement is hereby amended

(i) by deleting clause “(c)” of that section and replacing it with the following: “(c) promptly and in any event within 30 days after the end of each calendar month, an aging of accounts receivable as of the last day of such calendar month;” and

(ii) by deleting, within clause “(e)” of that section, the phrase “on the 15th and the 30th day of each calendar month” and replacing that phrase with the phrase “on the 30th day of each calendar month”.

ARTICLE II:  REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

Section 2.1. General. Each Obligor hereby ratifies, confirms and reaffirms in all respects all of its Obligations to the Lender as evidenced by the Credit Documents and all of its Obligations to the Lender arising under any other instrument or agreement creating, evidencing, or securing any of its obligations to the Lender.

Section 2.2. Representations and Warranties. Each Obligor hereby represents and warrants to the Lender that, after giving effect to this Amendment, (a) the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, (b) no Default or Event of Default has occurred and is continuing , (c) this Amendment has been duly authorized, executed and delivered by the Obligors and constitute a legal, valid and binding obligation of the Obligors, enforceable against the Obligors in accordance with its terms and (d) no litigation has been commenced against any Obligor or any of its subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Obligor required or contemplated by this Amendment, the Credit Agreement or the Credit Documents, in each case as amended hereby.

ARTICLE III: MISCELLANEOUS

Section 3.1. No Waiver. Except as otherwise provided herein, this Amendment shall not (i) constitute a modification, acceptance or waiver with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (ii) except as contemplated hereunder, prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein and all obligations of the Obligors and rights of the Lender thereunder shall remain in full force and effect.

Section 3.2. Amendment. This Amendment and Amendment No. 1 to the Credit Agreement dated as of January 18, 2006 by and between the Borrower and the Lender are Credit Documents.

Section 3.3. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligor may assign or otherwise transfer any of its rights or Obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void).

Section 3.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.5. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 3.6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment or of any other Credit Document by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment or of such other Credit Document.

Section 3.7. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

MARVEL ENTERTAINMENT, INC.

By  /s/ Kenneth P. West

Name: Kenneth P. West
Title: Executive Vice President and
Chief Financial Officer

Notice Address for The Borrower:

417 Fifth Avenue

New York, NY 10016

Attn: Kenneth P. West, Executive Vice President and Chief Financial Officer

Telephone: 212-576-8538

Facsimile: 212-576-4064

ADDITIONAL OBLIGOR(S):

MARVEL CHARACTERS, INC.

By  /s/ Kenneth P. West

Name: Kenneth P. West
Title: Treasurer

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By  /s/ MARY A. PAN

MARY A. PAN
SENIOR VICE PRESIDENT

Notice Address:

452 Fifth Avenue

New York, New York 10018

Attn: Mary A. Pan, Senior Vice President

Telephone: 212-525-5370

Facsimile: 212-525-6233

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